UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2022

RECURSION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 S Rio Grande Street

Salt Lake City, UT 84101

(Address of principal executive offices, including zip code)

(385) 269-0203

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The employment of Ramona Doyle, MD as chief medical officer (“CMO”) of Recursion Pharmaceuticals, Inc. (the “Company”) ended on June 7, 2022.

Also, on June 7, 2022, the Company appointed Shafique Virani, MD FRCS, as interim CMO. Dr. Virani continues to also serve as the Company’s chief business officer. Dr. Virani joined the Company in March 2020 and served as its interim CMO until December 2020. Since December 2020, he has served as the Company’s chief business officer. Prior to joining the Company, from 2017 to 2019, Dr. Virani served as the chief executive officer of two subsidiaries of BridgeBio LLC, Navire Pharma and CoA Therapeutics, and before that held senior roles in business development at Roche and Genentech from 2006 to 2017. Dr. Virani also served as a medical director at Roche from 2004 to 2006 in the United Kingdom. Dr. Virani holds an M.D. from the University of Nottingham and trained in neurosurgery at Cambridge, UK, and Boston.

There are no arrangements or understandings required to be disclosed pursuant to Item 401(b) of Regulation S-K or family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving Dr. Virani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECURSION PHARMACEUTICALS, INC.

Date: June 9, 2022	By:	/s/ Christopher Gibson
	Name:	Christopher Gibson
	Title:	Chief Executive Officer